UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2019

Weatherford International public limited company

(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Weststrasse 1, 6340 Baar, Switzerland	CH 6340
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: +41.22.816.1500

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Ordinary Shares, par value $0.001 per share	WFTIF	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01                                           Regulation FD Disclosure.

As previously disclosed, on May 10, 2019, Weatherford International plc, Weatherford International Ltd., and Weatherford International, LLC (collectively, the “Weatherford RSA Parties” or the “Company”) entered into a Restructuring Support Agreement (the “RSA”) with holders (the “Consenting Creditors”) of approximately 62% in aggregate principal amount of the Company’s outstanding senior unsecured notes (the “Notes”), pursuant to which, among other things, the Weatherford RSA Parties will (a) commence a solicitation for acceptance of a restructuring on the terms of a pre-packaged plan of reorganization as described therein (the “Plan”), (b) commence voluntary cases under chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court in the Southern District of Texas (the “Bankruptcy Court”), in the case of Weatherford International plc, an examinership proceeding under the laws of Ireland and in the case of Weatherford International Ltd., the appointment of provisional liquidators and the implementation of a scheme of arrangement in Bermuda under section 99 of the Companies Act 1981 (the U.S., Bermuda and Irish proceedings, collectively, the “Cases”), and (c) seek approval of the Plan by the Bankruptcy Court, approval of the scheme of arrangement submitted in connection with the examinership proceeding by an Irish court and approval of the scheme of arrangement submitted in connection with the Bermuda proceeding. On May 17, 2019, the Company announced additional Consenting Creditors became parties to the RSA, and that the Consenting Creditors party to the RSA as of the date thereof collectively held in excess of 74% in aggregate principal amount of Notes. As of June 28, 2019, Consenting Creditors holding approximately 79% in aggregate principal amount of Notes were parties to the RSA.

On June 28, 2019, the Company commenced a solicitation for acceptance of the Plan by causing the Plan and the corresponding disclosure statement (the “Disclosure Statement”) to be distributed to certain creditors of the Company that are (i) located inside the U.S. and are (a) “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or (b) “accredited investors” (as defined in Rule 501(a) of Regulation D under the Securities Act) or (ii) located outside the U.S. and are persons other than “U.S. persons” (as defined in Rule 902 under the Securities Act). A copy of the Disclosure Statement, including the Plan attached as an exhibit thereto, is attached as Exhibit 99.1 to this Current Report on Form 8-K. The Disclosure Statement includes important information relating to the Company’s operations, anticipated events during the Cases, pending litigation, a summary of the Plan, a description of the new notes, warrants, and ordinary shares to be issued pursuant to the Plan, financial information and projections, valuation analysis, transfer restrictions and certain consequences under the federal securities laws, certain tax consequences of the Plan, certain risk factors, voting procedures and requirements relating to the solicitation, confirmation of the Plan, alternatives to confirmation and consummation of the Plan and a recommendation relating to the Plan.

The Company’s 7.75% Senior Notes due 2021, 8.25% Senior Notes due 2023 and 6.80% Senior Notes due 2037 (together, the “Defaulting Notes”) provide for an aggregate $68.8 million interest payment that became due on June 15, 2019. The applicable indenture governing the Defaulting Notes provides a 30-day grace period that extends the latest date for making this interest payment to July 16, 2019, before an event of default will occur under the applicable indenture. Although the Company had sufficient liquidity to make the interest payment by the due date, the Company, in consultation with certain noteholders, elected to not make this interest payment on the due date and to utilize the 30-day grace period provided by the indentures. If the Company does not make its interest payment by July 16, 2019 or has not filed the Cases, an event of default would occur under the applicable indenture governing the Defaulting Notes, which would give the trustee or the holders of at least 25% of the principal amount of a series of Defaulting Notes the option to accelerate maturity of the principal, plus any accrued and unpaid interest, on such series of Defaulting Notes. An event of default under the Defaulting Notes may result in defaults and acceleration of maturities under the Company’s other debt instruments.

On June 28, 2019, the Company filed a Form T-3 with respect to each series of new notes to be issued pursuant to the Plan with the Securities and Exchange Commission (the “SEC”) in connection with the commencement of the solicitation for acceptance of the Plan. Forms of the indentures for each series of new notes are filed as exhibits to the applicable Form T-3.

The information contained in the RSA and this Form 8-K is for informational purposes only and does not constitute an offer to buy, nor a solicitation of an offer to sell, any securities of the Company, nor does it constitute a solicitation of consent from any persons with respect to the transactions contemplated hereby and thereby. While we expect the restructuring will take place in accordance with the Plan, there can be no assurance that the Company will be successful in completing a restructuring. Securityholders are urged to read the disclosure materials, including the Disclosure Statement, because they contain important information regarding the restructuring.

The information contained in this Item 7.01, including in Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Certain statements in this Current Report on Form 8-K are forward-looking statements. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our other filings with the SEC. While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the ability to confirm and consummate the Plan in accordance with the terms of the RSA; risks attendant to the bankruptcy process, including our ability to obtain court approvals with respect to motions filed in the Cases, the outcomes of court rulings and the Cases in general and the length of time that we may be required to operate in bankruptcy; the effectiveness of the overall restructuring activities pursuant to the Cases and any additional strategies that we may employ to address our liquidity and capital resources;

the actions and decisions of creditors, regulators and other third parties that have an interest in the Cases, which may interfere with the ability to confirm and consummate the Plan; restrictions on us due to the terms of any debtor-in-possession credit facility that we will enter into in connection with the Cases and restrictions imposed by the applicable courts; our ability to achieve our forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce our indebtedness; a weakening of global economic and financial conditions, changes in governmental regulations and related compliance and litigation costs and the other factors listed in our SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and our other filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                           Exhibits

Exhibit Number	Exhibit Description
99.1*	Disclosure Statement and Plan

*                 The exhibits related to the attached Disclosure Statement within this Current Report on Form 8-K are available at http://www.primeclerk.com/Weatherford

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: June 28, 2019

	By:	/s/ Christina M. Ibrahim
	Name:	Christina M. Ibrahim
	Title:	Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary